Exhibit 1.01
ALTRIA GROUP, INC.

Conflict Minerals Report

For The Year Ended December 31, 2024

Overview:
Altria Group, Inc. is a holding company that conducts business through its wholly owned subsidiary operating companies and services companies that support its operating companies. References to “Altria” in this report refer to Altria Group, Inc. and its subsidiary operating companies and services companies, unless otherwise specified or otherwise required. Altria prepared this report pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended.
The United States Securities and Exchange Commission (the “SEC”) requires registrants that manufacture or contract to manufacture products containing conflict minerals (defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten) necessary to the functionality or production of those products (“3TG”) to file a Form SD. For products that contain 3TG, a registrant must conduct a reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the 3TG originated in the Democratic Republic of Congo or an adjoining country (a “Covered Country”). During the 2024 calendar year, U.S. Smokeless Tobacco Company (“USSTC”), an Altria operating company, sold products containing 3TG. The product that USSTC sold that contained 3TG was a heat-not-burn device and related cartridges, battery assemblies and chargers under the SWIC brand name (the “USSTC Product”). 2024 was the launch year for this product and thus, the first year that reporting was required. Altria does not believe that any of its other operating companies sold products containing 3TG that are necessary to their functionality or production during 2024 and that require reporting pursuant to the Rule.
Description of Altria’s RCOI:
Altria began investigating the uses of 3TG in its products in 2012 and has periodically updated its processes to reflect evolving industry best practices and changes to its products and supply chains. Altria established a management system to support supply chain due diligence related to 3TG that includes senior management and a team of subject matter experts from functions such as Procurement, Import Export Services, Product Development and Law (the “Conflict Minerals Team”). The Conflict Minerals Team created a process for (i) conducting the RCOI for any 3TG contained in Altria operating companies’ products and (ii) preparing the required disclosures and, to the extent necessary, reports.
Using information on the composition of Altria operating companies’ products prepared by the appropriate business functions, the Conflict Minerals Team determined that the USSTC Product contains a small amount of gold, tin, tungsten and tantalum necessary to its functionality or production.

Based on the Conflict Minerals Team’s findings, it performed an RCOI for 2024 of the USSTC Product. USSTC had a diverse and complex global supply chain and there are typically multiple tiers between the mines and production facilities for 3TG and its direct suppliers. The Conflict Minerals Team relied on USSTC’s direct suppliers to coordinate with their lower-tier (upstream) suppliers to obtain accurate information about the origins of 3TG in the goods provided to USSTC. Therefore, a critical part of the RCOI involved engaging with USSTC’s direct suppliers. The Conflict Minerals Team worked with the direct suppliers to identify and trace the supply chain to the smelter or refiner that processed the minerals, and to the country of origin where possible, for each component of the USSTC Product that contained 3TG. As part of this process, the Conflict Minerals Team requested that all direct suppliers of goods that possibly contain 3TG provide information using the template developed by the Responsible Minerals Initiative (“RMI”, formerly the Conflict-Free Sourcing Initiative), known as the Conflict Minerals Reporting Template (the “CMRT”). The Conflict Minerals Team also requested that the direct suppliers contact each of their upstream suppliers and request that the upstream supplier complete a CMRT. When a report warranted clarification or confirmation, the Conflict Minerals Team contacted the direct supplier to clarify or confirm information and responses of both the direct supplier and upstream suppliers.
The Conflict Minerals Team received responses from all the direct and upstream suppliers that were identified as part of USSTC’s supply chain and conducted further due diligence on the source and chain of custody of the 3TG in the USSTC Product, as described below.
Description of Due Diligence Process:
The Conflict Minerals Team designed its 3TG due diligence process based upon the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidelines”). This process contains the following five steps:
Step 1. Establish Strong Company Management Systems
Step 2. Identify and Assess Risks in the Supply Chain
Step 3. Design and Implement a Strategy to Respond to Identified Risks
Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices Step 5. Report Annually on Supply Chain Due Diligence
Step 1. Establish Strong Company Management Systems
Conflict Minerals Position
Altria has an internal 3TG procedure that defines the process for conducting RCOI and due diligence regarding the use of 3TG and for preparing the forms and reports required by the Rule. Altria also has a conflict minerals position statement that is available on Altria’s website at https://www.altria.com/responsibility/drive-responsibility-through-our-value-chain/human-rights-ethics-and-compliance/conflict-minerals.
Conflict Minerals Team
As noted above, Altria established the Conflict Minerals Team to support supply chain due diligence related to 3TG. The Conflict Minerals Team is responsible for implementing and conducting 3TG due diligence on behalf of Altria’s operating companies.

Control Systems
Altria engages in industry-wide initiatives to enhance supply chain responsibility and to keep abreast of industry best practices. Specifically, Altria is a member of RMI and the Responsible Business Alliance (the “RBA”), formerly the Electronics Industry Citizenship Coalition. The Conflict Minerals Team reviewed the reports provided by USSTC’s direct and upstream suppliers to confirm whether the smelters and refiners in USSTC’s supply chain participated in RMI’s Responsible Minerals Assurance Process (“RMAP”). Table A below contains a list of smelters and refiners that USSTC’s direct and upstream suppliers identified as being present in their supply chains and that the Conflict Minerals Team believed processed 3TG contained in the USSTC Product.
Altria has an established records retention policy with respect to documentation relevant to the use of 3TG in Altria’s products.
Supplier Engagement and Contractual Requirements
As described in the summary of the RCOI above, in 2024, USSTC had a strong level of engagement with its direct suppliers.
To encourage responsible 3TG sourcing, USSTC had agreements with its contract manufacturers requiring 3TG reporting and due diligence assistance for goods sold to USSTC. USSTC required its contract manufacturers to notify USSTC immediately if they determined that a USSTC Product or related component originated from a Covered Country. These agreements also required that contract manufacturers cooperate with the Conflict Minerals Team’s 3TG reporting and due diligence efforts.
Grievance Mechanism
Altria has internal reporting mechanisms to receive and act on concerns expressed by employees regarding possible improper or unethical business practices or violations of company policies (including Altria’s Code of Conduct), laws, or regulations. Suppliers and others may also notify Altria of potential improper or unethical business practices or violations of company policies, laws, or regulations via appropriate operating company contact information available on Altria’s website at https://www.altria.com/contact-us or by accessing the Altria Integrity WebLine available at https://secure.ethicspoint.com/domain/media/en/gui/80815/index.html.
Step 2. Identify and Assess Risks in the Supply Chain
As described in the summary of the RCOI above, the Conflict Minerals Team engaged with USSTC’s direct suppliers to evaluate the source of 3TG in the USSTC Product. Upon receiving direct and upstream supplier CMRTs, members of the Conflict Minerals Team reviewed the information for consistency and accuracy. 100 percent of direct and upstream suppliers involved in the process provided a completed CMRT for review. As noted above, when a CMRT warranted clarification or confirmation, a member of the Conflict Minerals Team contacted the direct supplier to clarify or confirm the information and responses. The Conflict Minerals Team’s review also included checking all identified smelters or refiners (“SORs”) against the RMAP database (the “Smelter Database”).

Step 3. Design and Implement a Strategy to Respond to Identified Risks
The Conflict Minerals Team performs a risk assessment to identify areas of possible concern within USSTC’s supply chain. The Conflict Minerals Team evaluates areas of possible concern and deploys appropriate risk mitigation controls and strategies. For example, one risk mitigation control is a change notification, which requires members of the supply chain to notify USSTC before making any sourcing changes in the supply chain.
As noted above, the Conflict Minerals Team is comprised of a multidisciplinary group of subject matter experts that report to Altria’s senior management as needed.
Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
Altria supported audits of 3TG smelters and refiners conducted by third parties through its participation in the RMAP.
Step 5. Report Annually on Supply Chain Due Diligence
This report constitutes Altria’s annual report on its 3TG due diligence and is publicly available at www.altria.com/secfilings. The information contained in, and that can be accessed through, the respective websites of Altria Group, Inc. and its subsidiaries is not, and shall not be deemed to be, a part of this report or the related Form SD or incorporated into any other filings Altria Group, Inc. makes with the SEC.
Due Diligence Summary
Based on a review of all CMRTs provided by direct and upstream suppliers, the following information was ascertained about the 3TG SORs in the USSTC Product supply chain:
•All suppliers involved in the process provided a completed CMRT for review (1 direct supplier and 32 upstream suppliers).
•2 upstream suppliers were not able to identify 100% of their SORs used to source tin and gold.
•In aggregate across all suppliers, 262 SORs were identified as supplying 3TG in the USSTC supply chain.
•The 2024 RMAP status of those 262 SORs is as follow:
◦Conformant: 240 SORs;
◦Active: 6 SORs; and
◦Other: 16 SORs (statuses include “Non Conformant”, “Outreach Required”, “Not Applicable”, and “RMI Due Diligence Review - Unable to Proceed”).
The 16 SORs that were not on either the RMAP Conformant or Active lists were sourced from a single upstream supplier. The Conflict Minerals Team requested that the direct supplier reach out to this upstream supplier to provide a product-level CMRT. Despite repeated attempts by the direct supplier, this request was not fulfilled at the time of this filing. As a result, the Conflict Minerals Teams cannot determine that all 3TG contained in the USSTC Product was processed by RMAP Conformant/Active SORs and certain 3TG may have originated from Covered Countries. The full list of smelters and refiners from which USSTC suppliers sourced can be found in Table A. Table B below contains a list of countries that USSTC’s direct and upstream suppliers identified as being potential sources of 3TG contained in the USSTC Product.
Mitigating Future Risk
To continue to improve processes around 3TG sourcing, in 2025, Altria will:
•regularly review and update our Conflict Minerals Procedure as necessary;
•utilize the resources provided through our memberships in the RMI and the RBA to enhance our due diligence processes and assess our suppliers’ compliance;
•implement Conflict Minerals training for relevant Altria employees to enhance their ability to engage suppliers on this issue by utilizing the programs offered by RMI;
•maintain ongoing communication with suppliers to further clarify Altria’s expectations regarding responsible sourcing of Conflict Minerals;
•encourage suppliers to establish and enforce their own company Conflict Minerals policies by promoting their participation in training and accessing other informational resources on Conflict Minerals provided by RMI or RBA; and
•engage with direct suppliers to encourage the involvement of upstream suppliers and SORs in their supply chain who are presently not identified as Conformant with the RMAP and motivate them to attain or make advancements towards RMAP conformance.

Table A

Summary of Identified Smelters and Refiners for 2024

Metal	Smelter ID	Smelter Name	Smelter Facility Location	RMAP Status
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	CID000035	Agosi AG	GERMANY	Conformant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	CID000113	Aurubis AG	GERMANY	Conformant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	CID000157	Boliden Ronnskar	SWEDEN	Conformant
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant

Gold	CID000233	Chimet S.p.A.	ITALY	Conformant
Gold	CID000264	Chugai Mining	JAPAN	Conformant
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	CID000401	Dowa	JAPAN	Conformant
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant
Gold	CID000823	Japan Mint	JAPAN	Conformant
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	CID001078	LS MnM Inc.	KOREA, REPUBLIC OF	Conformant
Gold	CID001113	Materion	UNITED STATES OF AMERICA	Conformant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID001352	MKS PAMP SA	SWITZERLAND	Conformant
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	CID001534	Royal Canadian Mint	CANADA	Conformant
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	CID002290	SAFINA A.S.	CZECHIA	Conformant
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	CID002580	T.C.A S.p.A	ITALY	Conformant
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant

Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	CID002762	L’Orfebre S.A.	ANDORRA	Conformant
Gold	CID002765	Italpreziosi	ITALY	Conformant
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	CID002863	Bangalore Refinery	INDIA	Active
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	CID003615	WEEEREFINING	FRANCE	Conformant
Gold	CID003641	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	CID004010	Coimpa Industrial LTDA	BRAZIL	Conformant
Gold	CID004506	GG Refinery Ltd.	TANZANIA	Conformant
Gold	CID004604	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA	Conformant
Gold	CID004610	Impala Rustenburg	SOUTH AFRICA	Conformant
Gold	CID004704	Inca One (Chala One Plant)	PERU	Active
Gold	CID004705	Inca One (Koricancha Plant)	PERU	Active
Gold	CID004714	Impala Refineries – Platinum Metals Refinery (PMR)	SOUTH AFRICA	Active
Gold	CID004755	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	CID001076	AMG Brasil	BRAZIL	Conformant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Tantalum	CID001200	NPM Silmet AS	ESTONIA	Conformant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002539	KEMET de Mexico	MEXICO	Conformant
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	CID002545	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	CID002547	QSIL Metals Hermsdorf GmbH	GERMANY	Conformant
Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	CID003973	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	Conformant
Tantalum	CID004054	PowerX Ltd.	RWANDA	Conformant
Tantalum	CID004431	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	Conformant
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	Conformant

Tin	CID000313	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	CID000402	Dowa	JAPAN	Conformant
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	CID000468	Fenix Metals	POLAND	Conformant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Non Conformant
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Non Conformant
Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	CID001182	Minsur	PERU	Conformant
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	CID001419	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	CID001428	PT Bukit Timah	INDONESIA	Conformant
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	CID001457	PT Panca Mega Persada	INDONESIA	Not Applicable
Tin	CID001458	PT Prima Timah Utama	INDONESIA	Conformant
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	CID001486	PT Timah Nusantara	INDONESIA	Conformant
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Conformant

Tin	CID001493	PT Tommy Utama	INDONESIA	Conformant
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	CID001758	Soft Metais Ltda.	BRAZIL	Conformant
Tin	CID001898	Thaisarco	THAILAND	Conformant
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Non Conformant
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM	Outreach Required
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA	Not Applicable
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Non Conformant
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	CID002570	CV Ayi Jaya	INDONESIA	Conformant
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	CID002593	PT Rajehan Ariq	INDONESIA	Conformant
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	CID002756	Super Ligas	BRAZIL	Conformant
Tin	CID002773	Aurubis Beerse	BELGIUM	Conformant
Tin	CID002774	Aurubis Berango	SPAIN	Conformant
Tin	CID002776	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	CID002816	PT Sukses Inti Makmur (SIM)	INDONESIA	Conformant
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant

Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID003205	PT Bangka Serumpun	INDONESIA	Conformant
Tin	CID003208	Pongpipat Company Limited	MYANMAR	Outreach Required
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	CID003387	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	Active
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	CID003524	CRM Synergies	SPAIN	Conformant
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	CID003831	DS Myanmar	MYANMAR	Conformant
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	CID004065	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
Tin	CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	Conformant
Tin	CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	Conformant
Tin	CID004724	Woodcross Smelting Company Limited	UGANDA	Conformant
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000568	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant

Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	CID002543	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	VIET NAM	Conformant
Tungsten	CID004068	Plansee Composite Materials GmbH	GERMANY	Conformant
Tungsten	CID004397	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	Conformant
Tungsten	CID004619	Kenee Mining Corporation Vietnam	VIET NAM	Active

Table B

Summary of Identified Countries of Origin for 2024

Metal	Countries of Origin
Gold	Albania, Algeria, Andorra, Antigua and Barbuda , Argentina, Australia, Austria, Azerbaijan, Bahamas, Barbados, Belarus, Belgium, Benin, Bolivia (Plurinational State of), Bosnia and Herzegovina, Botswana, Brazil, Bulgaria, Burkina Faso, Cameroon, Canada, Cayman Islands, Chile, China, Chinese Taipei, Colombia, Congo, Democratic Republic of the, Costa Rica, Côte d'Ivoire, Croatia, Curaçao, Cyprus, Czech Republic, Denmark, Djibouti, Dominica, Dominican Republic, Ecuador, Egypt, El Salvador, Estonia, Eswatini, Ethiopia, Finland, France, French Guiana, Georgia, Germany, Ghana, Greece, Grenada, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Ireland, Israel, Italy, Jamaica, Japan, Jordan, Kazakhstan, Kenya, Korea, Republic of, Kuwait, Kyrgyzstan, Lao People's Democratic Republic, Latvia, Lebanon, Liberia, Liechtenstein, Lithuania, Luxembourg, Macao, Malaysia, Mali, Malta, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, North Macedonia, Norway, Oman, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russia, Saint Kitts and Nevis, Saint Vincent and Grenadines , San Marino, Saudi Arabia, Senegal, Serbia, Singapore, Sint Maarten, Slovakia, Slovenia, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Tajikistan, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Zambia, Zimbabwe
Tantalum	Australia, Brazil, Burundi, Canada, China, Chinese Taipei, Congo, Democratic Republic of the, Czech Republic, El Salvador, Estonia, Ethiopia, France, Germany, Hong Kong, India, Indonesia, Ireland, Israel, Japan, Korea, Republic of, Madagascar, Mexico, Mozambique, Nigeria, Russia, Rwanda, Sierra Leone, Singapore, Spain, Thailand, United Kingdom of Great Britain and Northern Ireland, United States of America, Zimbabwe
Tin	Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Bulgaria, Burundi, Canada, Chile, China, Chinese Taipei, Congo, Democratic Republic of the, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Korea, Republic of, Laos, Latvia, Lithuania, Luxembourg, Malaysia, Malta, Mexico, Mongolia, Morocco, Myanmar, Namibia, Netherlands, New Zealand, Nigeria, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russia, Rwanda, Serbia, Singapore, Slovakia, Slovenia, South Africa, Spain, Sweden, Switzerland, Tanzania, Thailand, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Vietnam, Zambia
Tungsten	Australia, Austria, Bolivia, Brazil, Burundi, China, Chinese Taipei, Congo, Democratic Republic of the, Germany, India, Ireland, Israel, Japan, Kazakhstan, Korea, Republic of, Malaysia, Mexico, Mongolia, Myanmar, Netherlands, Nigeria, Portugal, Russia, Rwanda, Singapore, Spain, Tanzania, Thailand, Turkey, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Vietnam
All the countries listed on the Countries of Origins table are countries of origin for RMAP compliant SORs (status includes “Conformant” and “Active”). We have not been able to determine with specificity the countries of origin for the 16 “other” SORs that were not identified as “Conformant” or “Active” with RMAP.